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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Polycom, Inc. to be filed with the Securities and Exchange Commission on December 21, 1999 pertaining to the Atlas Communication Engines, Inc. 1996 Stock Incentive Plan of our report dated January 20, 1999, with respect to the financial statements of Polycom, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference therein of our report dated January 20, 1999, with respect to the financial statement schedule of Polycom, Inc. for the year ended December 31, 1998 included in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

PRICEWATERHOUSECOOPERS LLP

/s/ PricewaterhouseCoopers LLC

San Jose, California
December 21, 1999